SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): October 1, 2012

CHURCH & DWIGHT CO., INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10585	13-4996950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

469 North Harrison Street, Princeton, New Jersey		08543
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (609) 683-5900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On October 1, 2012, Church & Dwight Co., Inc. (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Original 8-K”) reporting, among other things, the Company’s acquisition of all of the issued and outstanding capital stock of Avid Health, Inc. (“Avid Health”) pursuant to a Stock Purchase Agreement dated August 17, 2012. This amendment is being filed to amend and supplement Item 9.01 of the Original 8-K to include certain historical financial statements of Avid Health and the Company’s unaudited pro forma financial information relating to the effects of the acquisition, which financial statements and unaudited pro forma information are filed as exhibits hereto.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

23.1	Consent of Moss Adams LLP, Independent Auditor of Avid Health, Inc.

99.1	Audited Financial Statements of Avid Health, Inc. as of December 31, 2011 and for the year then ended

99.2	Unaudited Financial Statements of Avid Health, Inc. as of September 30, 2012 and 2011 and for the nine-month periods then ended

99.3	Unaudited Condensed Combined Pro Forma Balance Sheet as of September 30, 2012 and Unaudited Condensed Combined Statements of Income for the nine months ended September 30, 2012 and for the year ended December 31, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH & DWIGHT CO., INC. a Delaware Corporation

Date: December 7, 2012	/s/ Matthew T. Farrell
Matthew T. Farrell
Executive Vice President and Chief Financial Officer